UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2008

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Consumers Energy Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-05611	38-0442310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

This Current Report on Form 8-K/A is being filed to 1) correct typographical errors in the Current Report on Form 8-K filed June 11, 2008 and 2) to clarify the costs included in base rates regarding the Zeeland Generating Station. Below is the corrected text in full.

On June 10, 2008, the Michigan Public Service Commission (the "MPSC") issued a final order in Consumers Energy Company’s ("Consumers") electric rate case. The order authorizes an increase in Consumers’ electric base rates of $27,468,600 which is the net effect of (1) an annual $163,686,000 decrease in base rates resulting from the removal of costs associated with the Palisades Nuclear Plant that has been sold, (2) an annual $73,677,000 increase in base rates resulting from the purchase of the Zeeland Generating Station, and (3) an annual $117,477,600 increase in base rates related to other cost of service items, including a finding that Consumers’ rates should be based upon an authorized rate of return on common equity of 10.7%. The order also eliminated a previously authorized surcharge of $69,500,000 annually relating to the Zeeland Generating Station, as Zeeland-related rate relief was included in base rates under the order. The final increase exceeds the amount proposed by the administrative law judge in his proposal for decision by approximately $2 million, and is approximately $38 million less than requested by Consumers. The order also finds that $26 million of transaction costs incurred in connection with sale of the Palisades Nuclear Plant were reasonable and prudent, and should be recovered from the sale proceeds prior to distribution of the remaining proceeds to customers. The order further directs that rates should be designed to reduce, by approximately $20 million, the extent to which commercial and industrial rates subsidize residential rates. The order directs Consumers to file proposed tariffs implementing the MPSC’s decision by June 13, and provides other parties until June 17 to submit comments addressing those proposed tariffs.

Also on June 10, 2008 the MPSC approved a settlement agreement in Case No. U-15320 relating to the Midland Cogeneration Venture ("MCV"). Case No. U-15320 was initiated by a petition filed by the MCV to eliminate availability caps applicable to its Power Purchase Agreement ("PPA") with Consumers. Under the terms of the settlement, the PPA originally dated July 17, 1986 will be amended and restated in its entirety. The restated PPA will take effect when at least four boilers being installed to provide steam and electric energy are commercially operable, and will run through March 15, 2025. The restated PPA provides the terms under which Consumers will purchase 1240 megawatts of capacity and associated energy from the MCV Facility during that time period. It provides for a capacity price of $10.14 per megawatthour and a variable energy price for all delivered energy that reflects the MCV’s cost of production. It also preserves a presently existing $5 million annual payment by MCV to a renewable resources program fund. Under the settlement, MCV agrees not to contest Consumers’ exercise of the "regulatory-out" provision under the current PPA, with respect to all periods prior to the effective date of the restated PPA.

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2007 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarter Ended March 31, 2008. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

June 12, 2008	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

Consumers Energy Company

June 12, 2008	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer